UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________
Date of Report (Date of earliest event reported) August 1, 2007
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On August 1, 2007, NeuStar, Inc. (the “Company”) was notified by the Federal Communications Commission (the “FCC”) that the Company has been awarded the contract (the “Pooling Contract”) to serve as the National Pooling Administrator. The Company has been serving as the National Pooling Administrator since June 2001 under a previously awarded contract by the FCC.
The Pooling Contract is a fixed-fee government contract whose term will commence at the expiration of the Company’s existing contract to serve as National Pooling Administrator, which will occur on August 14, 2007. The Pooling Contract has an initial term of two years and has three one-year options exercisable by the FCC.
In addition to provisions regarding the contractual requirements for pooling administration, the Pooling Contract also contains customary terms for a government contract of this type, including indemnification, confidentiality, dispute resolution provisions, and the incorporation by reference of numerous provisions of the Federal Acquisition Regulation. The Pooling Contract also contains terms relating to neutrality requirements to which the Company is subject.
In addition to serving as the National Pooling Administrator, the Company has in the past served, and continues to serve, as the North American Numbering Plan Administrator pursuant to a separate contract with the FCC.
Item 7.01 Regulation FD Disclosure.
On August 2, 2007, the Company issued a press release announcing the award of the Pooling Contract to the Company by the FCC. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
          (c) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated August 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
		Name:	Jeffrey E. Ganek
		Title:	Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated August 2, 2007.